Exhibit 99.1

181 W. Huntington Drive, Suite 202, Monrovia, CA 91016
Telephone (626) 357-9983 • Fax (626) 359-9628
www.avinc.com • NASDAQ: AVAV

PRESS RELEASE

AeroVironment, Inc. Announces Fiscal 2009 First Quarter Results

MONROVIA, CA, September 9, 2008 — AeroVironment, Inc. (AV) (NASDAQ: AVAV) today reported financial results for its first quarter ended August 2, 2008.

“Continued progress in our Global Observer development program contributed to an increase in first quarter revenue over the same period last year.  We generated this increase despite a reduction in UAS product revenue that resulted from the planned implementation of a radio frequency change to our small UAS during the quarter,” said Tim Conver, chairman and chief executive officer of AV.  “Indicative of what we view as a growing market for small UAS, winning the All Environment Capable Variant (AECV) competition with our Puma AE earned us the fourth Department of Defense program of record for small UAS.  This new aircraft expands AV’s product offering and provides valuable new capabilities, reflecting our continued focus on developing innovative solutions that help our customers win.”

First quarter highlights:

•                  Revenue of $53.6 million

•                  Operating margin of 13%

•                  Earnings per diluted share of $0.22

FISCAL 2009 FIRST QUARTER RESULTS

Revenue for the first quarter of fiscal 2009 was $53.6 million, up 9% over first quarter fiscal 2008 revenue of $49.2 million. The increase in revenue resulted from increased sales in our Unmanned Aircraft Systems (UAS) segment of $4.2 million and Efficient Energy Systems (EES) of $0.2 million.

Income from operations for the first quarter of fiscal 2009 was $7.2 million, up 50% from first quarter fiscal 2008 income from operations of $4.8 million. The growth in income from operations was caused by increased gross margin of $3.7 million, partially offset by higher research and development expense of $1.0 million and selling, general and administrative (SG&A) expense of $0.3 million.

Net income for the first quarter of fiscal 2009 was $4.8 million, up 25% from first quarter fiscal 2008 net income of $3.8 million.

Earnings per diluted share for the first quarter of fiscal 2009 was $0.22, up 22% over first quarter fiscal 2008 earnings per diluted share of $0.18.

BACKLOG

As of August 2, 2008, funded backlog (unfilled firm orders for which funding is currently appropriated to us under a customer contract) was $108.9 million compared to $82.0 million as of April 30, 2008.

FISCAL 2009 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2009 the company maintains its guidance of revenue growth of between 20% and 25% over fiscal year 2008, with an operating income margin of between 12% and 14%.  The foregoing estimates are forward looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to our ability to obtain and retain government contracts, changes in the demand for our products and services, activities of competitors and changes in the regulatory environment. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, September 9, 2008, at 1:30 pm Pacific Time that will be broadcast live over the Internet. Timothy E. Conver, chief executive officer and president, Stephen C. Wright, chief financial officer, and Steven A. Gitlin, director of investor relations, will host the call.

4:30 PM ET
3:30 PM CT
2:30 PM MT
1:30 PM PT

Investors may dial into the call at 877-548-7901 (U.S.) or 719-325-4876 (international) five to ten minutes prior to the start time to allow for registration.

Investors with access to the Internet may access the conference call live over the Internet at the Investor Relations section of the AeroVironment, Inc. website, http://investor.avinc.com.  Please allow fifteen minutes prior to the call to download and install any necessary audio software.  An audio replay of the event will be archived on the Investor Relations page of the Company’s web site, at http://investor.avinc.com.

A digital replay of the call will be available on Tuesday, September 9 at approximately 4:30 p.m. Pacific Time through Monday, September 15 at 9:00 p.m. Pacific Time.  Dial 888-203-1112 and enter the passcode 2408231.  International callers should dial 719-457-0820 and enter the same passcode number to access the digital replay.

About AeroVironment, Inc. (AV)

Building on a history of technological innovation, AV designs, develops, produces, and supports an advanced portfolio of Unmanned Aircraft Systems (UAS) and efficient electric energy systems.  The company’s small UAS are used extensively by agencies of the U.S. Department of Defense and increasingly by allied military services to provide situational awareness to tactical operating units through reliable, real-time, airborne reconnaissance, surveillance, and target acquisition.  AV’s efficient energy systems include PosiCharge™ fast charge systems for increasing the productivity of industrial electric vehicles, and Architectural Wind™ systems for clean energy generation on buildings.  More information about AV is available at www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; changes in the supply and/or demand and/or prices for our products; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products; changes in the regulatory environment; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

AeroVironment, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands except share and per share data)

	Three Months Ended
	August 2,	July 28,
	2008	2007

Revenue:
Product sales	$25,327	$29,684
Contract services	28,286	19,520
	53,613	49,204
Cost of sales:
Product sales	14,358	18,291
Contract services	18,672	14,076
	33,030	32,367
Gross margin	20,583	16,837
Selling, general and administrative	8,095	7,726
Research and development	5,260	4,300
Income from operations	7,228	4,811
Other income:
Interest income	541	979
Income before income taxes	7,769	5,790
Provision for income taxes	2,960	1,946
Net income	$4,809	$3,844
Earnings per share data:
Basic	$0.23	$0.20
Diluted	$0.22	$0.18
Weighted average shares outstanding:
Basic	20,711,656	18,897,711
Diluted	21,651,032	21,077,055

AeroVironment, Inc.

Selected Consolidated Balance Sheet Information

(In thousands except share data)

	August 2, 2008	April 30, 2008
	(Unaudited)
Cash and cash equivalents	$104,831	$105,064
Short-term investments	8,525	13,375
Accounts receivable, net	29,355	29,788
Unbilled receivables and retentions	21,530	20,590
Inventories, net	20,687	15,923
Total assets	204,230	202,779
Stockholders’ equity	181,522	169,740
Shares issued and outstanding	20,924,256	20,614,044

Reportable Segment Results are as Follows (Unaudited):

(In thousands)

	Three Months Ended
	August 2,	July 28,
	2008	2007
		(Restated*)
Revenue:
UAS	$46,076	$41,873
EES	7,537	7,331
Total	53,613	49,204
Gross margin:
UAS	16,643	14,091
EES	3,940	2,746
Total	20,583	16,837
Selling, general and administrative	8,095	7,726
Research and development	5,260	4,300
Income from operations	7,228	4,811
Interest income	541	979
Income before income taxes	$7,769	$5,790

* Effective May 1, 2008, the Company consolidated the operations of two of its business segments to reflect the change in the management and organizational structure that occurred on May 1, 2008.  PosiCharge Systems and Energy Technology Center were consolidated into one segment named Efficient Energy Systems.  As required by Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company has restated its historical segment information for the three months ended July 28, 2007, to be consistent with the current reportable segment structure.

##

Additional AV News: http://www.avinc.com/News.asp

AV Media Gallery: http://www.avinc.com/media_gallery.asp

Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

ir@avinc.com